Exhibit 10.5

AMENDMENT NO. 1

TO FOURTH AMENDED AND RESTATED

FLOW SERVICING AGREEMENT

This Amendment No. 1 is entered into as of March 9, 2021 to the Fourth Amended and Restated Flow Servicing Agreement (this “Amendment”) dated June 30, 2020 and effective as of July 1, 2020, by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Servicer”), and PennyMac Operating Partnership, L.P., a Delaware limited partnership (the “Owner”).

RECITALS

WHEREAS, the Servicer and the Owner are parties to that certain Fourth Amended and Restated Flow Servicing Agreement, dated as of June 30, 2020 (the “Existing Servicing Agreement” and, as amended by this Amendment, the “Servicing Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Servicing Agreement.

WHEREAS, the Servicer and the Owner have agreed, subject to the terms and conditions of this Amendment, that the Existing Servicing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Servicer and the Owner hereby agree that the Existing Servicing Agreement is hereby amended as follows:

SECTION 1. Amendments.

1.1Section 3.02 of the Existing Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Except as provided in Section 3.11 of this Agreement, in the event of any conflict between the other provisions of this Agreement, in so far as they may relate to any Agency Mortgage Loan, and the terms of the related Guide, the terms of such Guide shall control.

1.2The following new Section 3.11 is added to the Existing Servicing Agreement:

In the event of any conflict between this Agreement or the Guide and the Acknowledgment Agreement dated March 9, 2021, by and among the Federal Home Loan Mortgage Corporation, PennyMac Corp., and Citibank, N.A. (the “Acknowledgment Agreement”), the provisions of the Acknowledgment Agreement shall prevail.  To the extent the terms and provisions of this Agreement conflict with the terms and provisions of Modified Guide Exhibit 33, the terms and provisions of Modified Guide Exhibit 33 shall control.

SECTION 2.Conditions Precedent. This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1Delivered Documents. On or prior to the Amendment Effective Date,

each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:

a)	this Amendment, executed and delivered by duly authorized officers of the Servicer and the Owner; and
b)	such other documents as such party or counsel to such party may reasonably request.

2.2Representations and Warranties. On or prior to the Amendment Effective Date, each party shall be in compliance in all material respects with all the terms and provisions set forth in the Existing Servicing Agreement on its part to be observed or performed.

SECTION 3.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 5.Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 6.Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Servicing Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

PENNYMAC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
(Owner)
By: PENNYMAC GP OP, INC.,
its General Partner

By:	/s/ Daniel S. Perotti
Name:	Daniel S. Perotti
Title:	Senior Managing Director and
Chief Financial Officer

PENNYMAC LOAN SERVICES, LLC, a Delaware limited liability company
(Servicer)

By:	/s/ Steve Bailey
Name:	Steve Bailey
Title:	Senior Managing Director and
Chief Mortgage Operations Officer